                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

FROM:         Health Fitness Corporation
          3600 American Blvd West, Suite 560
          Minneapolis, MN 55431
          952-831-6830

CONTACT: Wes Winnekins, CFO, 952-897-5275 - wwinnekins@hfit.com
         -or-Dennis B. McGrath, McGrath Buckley Communications Counseling 651-646-4115; dennis@mcgrath-buckley.com


HEALTH FITNESS ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

      MINNEAPOLIS, August 8, 2006 --- Health Fitness Corporation (OTC BB: HFIT) today announced financial results for the second quarter and six months ended June 30, 2006.

      For the second quarter 2006, revenue grew 13.9% to $15,575,130, from $13,678,615 for the same period last year. Gross profit during the quarter increased 20.6% to $4,160,014, from $3,450,616 for the same period last year. Operating income fell 22.1% to $686,773, from $881,669 for the same period last year. Net earnings applicable to common shareholders increased 46.0% to $727,474, from $498,183 for the same period last year. Net earnings per diluted share fell to $0.02, from $0.03 for the same period last year.

      For the six months ended June 30, 2006, revenue grew 11.0% to $30,142,391, from $27,143,716 for the same period last year. Gross profit increased 12.7% to $7,764,494, from $6,892,418 for the same period last year. Operating income fell 46.0% to $1,067,716, from $1,979,099 for the same period last year. Net earnings applicable to common shareholders increased 14.6% to $1,290,737, from $1,126,117 for the same period last year. Net earnings per diluted share fell to $0.03, from $0.07 for the same period last year.

      "Our second quarter progress reflects the success of our continued focus on executing the Company's business plan," said Jerry Noyce, Health Fitness Corporation CEO and President. "The new business we've won, combined with new revenue from our December 2005 acquisition of HealthCalc, is contributing toward our important goal of consistent, double-digit revenue growth. Our second quarter revenue grew 13.9%, up from 8.2% for our first quarter of 2006. Of the 11.0% growth we achieved for our first six months, 7.4% was a result of organic growth and 3.6% a result of revenues from the integration of HealthCalc, which has solidified our health management business model and improved our competitive position. Our gross margins, as a percent of revenue, have increased over last year due
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to the addition of new, more profitable health management business. Finally, our balance sheet continues to strengthen, with cash of $1.3 million, no long-term debt, working capital of $5.6 million and stockholders' equity of $21.9 million. As a result of our strong balance sheet, we are able to continue the investments necessary to complete the implementation of our strategies."

FINANCIAL HIGHLIGHTS FOR THREE AND SIX MONTHS ENDED JUNE 30, 2006

o For the second quarter, our Health Management revenue grew 41.0% to $4,958,073, from $3,515,714 for the same period last year. Fitness Management revenue grew 4.5% to $10,617,057, from $10,162,901 for the same period last year. For the first six months of 2006, Health Management revenue grew 32.1% to $9,224,507, from $6,981,967 for the same period last year. Fitness Management revenue grew 3.8% to $20,917,884, from $20,161,749 for the same period last year.

      For the second quarter of 2006, the $1,896,515 revenue growth over 2005 is attributed to revenue growth of $385,612 from HealthCalc, in addition to revenue growth of $1,510,903 from new contracts and incremental business from existing contracts as discussed below. For the first six months of 2006, the $2,998,675 revenue growth over 2005 is attributed to revenue growth of $976,476 from HealthCalc, in addition to revenue growth of $2,022,199 from new contracts and incremental business from existing contracts as discussed below.

o During the first six months of 2006, we have won a number of new contracts, as well as expanded our services at existing contracts, within our Health Management and Fitness Management business areas. In Health Management, we have won twenty-six new contracts, and expanded five existing contracts, which may realize annualized incremental revenue of approximately $6.4 million. In Fitness Management, we have won seven new contracts, and expanded one existing contract, which may realize annualized incremental revenue of $2.7 million. The value of our new and expanded contracts is a forward looking statement, is based upon an estimate of the anticipated annualized incremental revenue, and should be used only as an indication of the sales activity we have recently experienced in our two business areas. These estimates should not be considered an indication of the total incremental revenue growth we expect to generate in 2006, or in any year, as actual growth may differ from these estimates due to actual staffing levels, participation rates and contract duration, in addition to other revenue we may lose due to contract termination.

o As a result of our new and expanded business opportunities, our total revenue of $15,575,130 for the second quarter represents a 6.9% increase over our total revenue of $14,567,261 for our first quarter ended March 31, 2006.

o For the second quarter, gross profit as a percent of revenue increased to 26.7%, from 25.2% for the same period last year. For the first six months, gross profit as a percent of revenue increased to 25.8%, from 25.4% for the same period last year. These increases are due primarily to the increase in health management revenue discussed above.

o For the second quarter, operating expenses increased $904,294 to $3,473,241, from $2,568,947 for the same period last year. Of this increase, $455,282 is attributed to salaries, operating expenses and asset depreciation related to our acquisition of HealthCalc, $162,945 is attributed to stock option compensation expense from the adoption of SFAS 123R, with the remaining $286,067 attributable to additional staff we hired during 2005 to execute our health management business plan.

      For the first six months, operating expenses increased $1,783,459 to $6,696,778, from $4,913,319 for the same period last year. Of this increase, $882,598 is attributed to salaries, operating expenses and asset depreciation related to our acquisition of HealthCalc, $238,404 is attributed to stock option compensation expense, with the remaining $662,457 attributable to additional staff we hired during 2005 to execute our health management business plan. We will continue to incur these expenses on a quarterly basis.


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o     Operating margin was 4.4% for second quarter, down from 6.4% for the same period last year. Operating margin was 3.5% for the first six months, down from 7.3% for the same period last year. Excluding stock option compensation expense, operating margin was 5.5% and 4.3% for three and six months ended June 30, 2006.

o For the second quarter and six months ended June 30, 2006, we recorded $406,694 and $841,215 of non-cash income related to a change in fair value for 1,530,000 warrants we issued in connection with the sale of $10.2 million of our Series B Convertible Preferred Stock in November 2005. At the time of this financing, the warrants were deemed a derivative liability, which required us to revalue these warrants on a quarterly basis, with the resulting change in value to be reflected as non-cash income or expense in our statement of operations. On June 15, 2006, we reached an agreement with the investors of this financing to amend the terms of the investment documents, which resulted in the warrants to be reflected as equity.



      ABOUT THE COMPANY

      Health Fitness Corporation is a leading provider of fitness and health management services to corporations, hospitals, and communities. Serving clients for over 30 years, HFC provides fitness and health management services to more than 400 on-site and remote locations across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com.


      FORWARD-LOOKING STATEMENTS

      Certain statements in this release, including, without limitation, those relating to management's belief that the integration of HealthCalc has solidified the Company's health management business model, and improved its competitive position, in addition to management's estimate of incremental annualized revenue from new sales activity, are forward-looking statements. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking statements. The words "believe," "estimate," "expect," "intend," "may," "could," "will," "plan," "anticipate," and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our inability to deliver the health management services demanded by major corporations, our inability to successfully cross-sell health management services to our fitness management clients, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission including our Form 10-K for 2005 as filed with the SEC. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

      Financial tables follow...

                                    - MORE -


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                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)



                                                             Three Months Ended                  Six Months Ended
                                                                  June 30,                           June 30,
                                                     -------------------------------      --------------------------------
                                                         2006              2005                2006              2005
                                                     ------------       ------------      -------------      -------------
REVENUE                                              $15,575,130        $13,678,615        $30,142,391        $27,143,716

COSTS OF REVENUE                                      11,415,116         10,227,999         22,377,897         20,251,298
                                                     -----------        -----------        -----------        -----------

GROSS PROFIT                                           4,160,014          3,450,616          7,764,494          6,892,418

OPERATING EXPENSES
    Salaries                                           1,805,533          1,406,562          3,484,367          2,794,485
    Other selling, general and administrative          1,560,098            942,631          2,996,339          1,679,497
    Amortization of acquired intangible assets           107,610            219,754            216,072            439,337
                                                     -----------        -----------        -----------        -----------
           Total operating expenses                    3,473,241          2,568,947          6,696,778          4,913,319
                                                     -----------        -----------        -----------        -----------
OPERATING INCOME                                         686,773            881,669          1,067,716          1,979,099

OTHER INCOME (EXPENSE)
    Interest expense                                      (2,470)           (16,326)            (4,150)           (28,249)
    Change in fair value of warrants                     406,694                 --            841,215                 --
    Other, net                                            14,071               (340)            10,061             (1,990)
                                                     -----------        -----------        -----------        -----------
EARNINGS BEFORE INCOME TAXES                           1,105,068            865,003          1,914,842          1,948,860

INCOME TAX EXPENSE                                       377,594            345,220            527,695            779,543
                                                     -----------        -----------        -----------        -----------

NET EARNINGS                                             727,474            519,783          1,387,147          1,169,317

    Dividend to preferred shareholders                        --             21,600             96,410             43,200
                                                     -----------        -----------        -----------        -----------
NET EARNINGS APPLICABLE TO
    COMMON SHAREHOLDERS                              $   727,474        $   498,183        $ 1,290,737        $ 1,126,117
                                                     ===========        ===========        ===========        ===========
NET EARNINGS PER SHARE:
    Basic                                            $      0.04        $      0.04        $      0.08        $      0.09
    Diluted                                                 0.02               0.03               0.03               0.07

WEIGHTED AVERAGE COMMON SHARES:
    Basic                                             18,931,169         12,652,370         17,005,769         12,636,465
    Diluted                                           20,310,830         16,618,997         20,305,674         16,617,853





                                    - MORE -




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                           HEALTH FITNESS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                                        June 30,            December 31,
                                                                                         2006                  2005
                                                                                     ---------------      ------------------
ASSETS

CURRENT ASSETS
    Cash                                                                             $  1,295,045           $  1,471,505
    Trade and other accounts
    receivable, less allowances
    of $183,300 and $200,700                                                            9,270,835              8,839,046
    Prepaid expenses and other                                                            644,506                509,273
    Deferred tax assets                                                                   347,701                337,800
                                                                                     ------------           ------------
           Total current assets                                                        11,558,087             11,157,624

PROPERTY AND EQUIPMENT, net                                                               413,122                347,820

OTHER ASSETS
    Goodwill                                                                           13,005,498             12,919,689
    Software, less accumulated amortization of $176,200 and $0                          1,749,531              1,762,000
    Customer contracts, less accumulated amortization of
        $1,746,500 and $1,626,100                                                          68,472                188,889
    Trademark, less accumulated amortization of $196,700
        and $147,000                                                                      296,432                346,057
    Other intangible assets, less accumulated amortization
        of $129,700 and $88,000                                                           399,414                441,086
    Deferred tax assets                                                                   366,300                374,500
    Other                                                                                  35,434                 47,105
                                                                                     ------------           ------------
                                                                                     $ 27,892,290           $ 27,584,770
                                                                                     ============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                           $    565,423           $    687,125
    Accrued salaries, wages, and payroll taxes                                          2,922,422              2,693,927
    Other accrued liabilities                                                             370,396                763,115
    Accrued self funded insurance                                                         344,297                250,000
    Deferred revenue                                                                    1,752,863              1,868,446
                                                                                     ------------           ------------
           Total current liabilities                                                    5,955,401              6,262,613

LONG-TERM OBLIGATIONS                                                                          --                     --

COMMITMENTS AND CONTINGENCIES                                                                  --                     --

WARRANT OBLIGATION                                                                             --              2,210,889

PREFERRED STOCK, $0.01 par value, 10,000,000 shares authorized, 0 and 1,000
        issued and outstanding                                                                 --              8,623,546

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       18,931,718 and 13,787,349 shares issued and outstanding                            189,317                137,874

    Additional paid-in capital                                                         25,733,284             15,625,425

    Accumulated comprehensive income                                                          372                  1,245

    Accumulated deficit                                                                (3,986,084)            (5,276,822)
                                                                                     ------------           ------------
                                                                                       21,936,889             10,487,722
                                                                                     ------------           ------------
                                                                                     $ 27,892,290           $ 27,584,770
                                                                                     ============           ============